                                                                    EXHIBIT 23.3



               Consent of Miller, Hamilton, Snider & Odom, L.L.C.







                               CONSENT OF COUNSEL




The Colonial BancGroup, Inc.

         We hereby consent to use in this Form S-4 Registration Statement of The Colonial BancGroup, Inc., of our name in the Prospectus, which is a part of such Registration Statement, under the heading "LEGAL MATTERS," to the summarization of our opinion referenced therein, and to the inclusion of our opinion at
Exhibit 5 of the Registration Statement.




/s/ MILLER, HAMILTON, SNIDER & ODOM, L.L.C.

September 29, 1998







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